SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2006
S1 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24931 (Commission File Number)	58-2395199 (IRS Employer Identification No.)

3500 Lenox Road, NE, Suite 200, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Compensatory Arrangements of Certain Officers
On December 18, 2006, S1 Corporation (the “Company”) entered into an employment agreement with Johann Dreyer, the President and Chief Executive Officer of the Company. The employment agreement supersedes and replaces the prior employment agreement between the Company and Mr. Dreyer. In accordance with the new employment agreement, Mr. Dreyer will be paid an annual base salary of $375,000, with a target annual bonus of $225,000.
The foregoing description is qualified in its entirety by reference to the employment agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities
On December 18, 2006, the Board of Directors of the Company, in order to further its goal of reducing operating costs, approved a plan to consolidate facilities. The Company expects to record a one-time charge of between $8 and $9 million related to this plan in the quarter ended December 31, 2006, which will reduce cash over the next five years.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated December 18, 2006, by and between S1 Corporation and Johann Dreyer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)
/s/ Richard P. Dobb
Richard P. Dobb
Chief Legal Officer and Corporate Secretary

Date: December 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated December 18, 2006, by and between S1 Corporation and Johann Dreyer.